Exhibit 99.1

Hudson Pacific Properties Announces Agreement to Acquire Office Portfolio in Seattle

Transaction Expands Hudson’s Office Portfolio to a Vibrant New Market For the Company; Also Announces Acquisition of 3401 Exposition in Santa Monica and Disposition of the City Plaza Property in Orange County

Los Angeles, CA, July 1, 2013 – Hudson Pacific Properties, Inc. (the “Company”) (NYSE: HPP) today announced it has entered into a purchase agreement to acquire a four-building, 836,419 square-foot office portfolio in Seattle, Washington. The acquisition is subject to customary closing conditions. In separate transactions, the Company also announced today the acquisition of 3401 Exposition Boulevard in Santa Monica and the disposition of its City Plaza property in Orange County.

Seattle Portfolio Acquisition

The Company has agreed to purchase the Seattle office portfolio from Spear Street Capital for approximately $367.5 million (net of certain credits and before closing costs and prorations). The purchase price is expected to be paid from a combination of cash-on-hand, asset-level indebtedness and the Company’s corporate credit facility. The Company expects to close the transaction by the end of July 2013. The assets in the portfolio consist of the following:

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505 First Street & 83 King (“First & King”): Situated along the waterfront in Pioneer Square and adjacent to the Alaskan Way Viaduct redevelopment project, the two-building, 472,881 square-foot project combines a historic, brick and timber building with a newly constructed creative office building. Originally renovated and developed by Starbucks Coffee Company, the project is 90% leased to such tenants as Capital One/ING Direct, EMC Corporation and Nuance Communications. The asset’s waterfront location affords views of Elliott Bay, Olympic Mountain Range and Downtown Seattle and access to the burgeoning amenities of Pioneer Square, CenturyLink Field and Safeco Field.

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Met Park North: Located in South Lake Union, one of the most competitive submarkets in Downtown Seattle, the property contains 189,762 square feet and is approximately 99% leased, with 74% of the building to be occupied by Amazon.com, Inc. under a lease expected to commence November 2013 through October 2023.

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Northview Center: Situated in the Edmonds/Lynnwood submarket of Seattle’s Northend, the property contains 173,776 square feet and is 89% leased to such tenants as ADP and FEMA. The property has an in-place average remaining lease term of 4.7 years with no significant rollover until 2016.

“We are very pleased to announce Hudson Pacific Properties’ entry into the Pacific Northwest with these compelling assets,” said Victor J. Coleman, Chairman and Chief Executive Officer of Hudson Pacific Properties, Inc. “Seattle has long been a target market for us. We believe the region’s underlying economic fundamentals are among the best in the nation and rival those of San Francisco and West Los Angeles, two of our other core markets. The purchase of this sizable portfolio also provides us immediate critical mass in the region, with a beachhead in some of the most vibrant submarkets in Downtown Seattle. Importantly, we expect the strong occupancy and high quality tenancy to offer stable cash-flow over the near-term and will be immediately accretive for Hudson.”

The Eastdil Secured group of Wells Fargo Securities, LLC advised the seller, Spear Street Capital, on this transaction.

3401 Exposition Boulevard Acquisition

In a separate transaction completed on May 22, 2013, the Company acquired 3401 Exposition Boulevard in Santa Monica, California for $24.7 million from Watt Investment Partners. Situated at the corner of Exposition Boulevard and Centinela Avenue in the heart of the Olympic Media Corridor, 3401 Exposition is expected to consist of up to approximately 65,000 square feet of state-of-the-art creative office space upon completion of a full base-building renovation and redevelopment scheduled to be completed by the fourth quarter of this year. With exposed brick and timber, operable windows, skylights, a roof deck and boasting easy access to the 10 Freeway and the new Expo Light Rail Line currently under construction along Exposition Boulevard, the remodeled 3401 Exposition is expected to be ideal for users seeking creative office space in the competitive Santa Monica submarket. As part of the acquisition, the Company assumed a loan with an outstanding principal balance of approximately $13.2 million.

City Plaza Disposition

Finally, the Company has entered into an agreement to sell its City Plaza property for approximately $56.0 million (before certain credits, prorations, and closing costs). The transaction is expected to close on or before mid-July. Proceeds from the disposition are expected to be used toward the acquisition of the Seattle portfolio pursuant to a like-kind exchange under Internal Revenue Code Section 1031. City Plaza is a nineteen-story, 333,922 rentable square-foot Class-A office building located in Orange, California, that was acquired by the Company’s predecessor in August of 2008 and contributed to the Company in connection with its June 29, 2010 initial public offering.

About Hudson Pacific Properties

Hudson Pacific Properties, Inc. is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties and state-of-the-art media and entertainment properties in select growth markets primarily in Northern and Southern California. The Company’s strategic investment program targets high barrier-to-entry, in-fill locations with favorable, long-term supply-demand characteristics in select target markets, including Los Angeles, Orange County, San Diego and San Francisco. The Company’s portfolio currently consists of approximately 5.5 million square feet, not including undeveloped land that the Company believes can support an additional 2.0 million square feet. The Company has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Hudson Pacific Properties is a component of the Russell 2000® and the Russell 3000® indices. For additional information, please visit www.hudsonpacificproperties.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on March 14, 2013, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Investor Contact:

Hudson Pacific Properties, Inc.

Mark Lammas

Chief Financial Officer

(310) 445-5700

or

Investor / Media Contact:

Addo Communications, Inc.

Lasse Glassen

(310) 829-5400

lasseg@addocommunications.com